  As Filed With The Securities And Exchange Commission on June 29, 1998

                                                       Registration No. 333-

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

            -------------------------------------------------------

                         DOCUCORP INTERNATIONAL, INC.

              (Exact name of issuer as specified in its charter)

           Delaware                                   75-2690838
    (State of incorporation)            (I.R.S. employer identification no.)

5910 North Central Expressway, Suite 800
           Dallas, Texas                                75206
(Address of principal executive office)               (Zip code)

            -------------------------------------------------------

                         1997 Equity Compensation Plan
                       1997 Employee Stock Purchase Plan
                   1997 Non-Employee Director Stock Options
                           (Full title of the plan)


  Todd A. Rognes, Senior Vice President                   Bruce H. Hallett
      DocuCorp International, Inc.                     Crouch & Hallett, L.L.P.
5910 North Central Expressway, Suite 800                717 N. Harwood Street
         Dallas, Texas  75206                                 Suite 1400
            (214) 953-0053                               Dallas, Texas  75201
                                                            (214) 891-6500


     (Names, addresses and telephone numbers, including area codes, of agents for service)

            -------------------------------------------------------

APPROXIMATE DATE OF PROPOSED COMMENCEMENT OF SALES PURSUANT TO THE PLANS:
Sales to the purchasers of securities proposed to be registered hereunder will occur from time to time after the effective date of this Registration Statement.

            -------------------------------------------------------

                         CALCULATION OF REGISTRATION FEE

                                      Proposed Maximum   Proposed Maximum
Title of Securities   Amount to be        Offering           Aggregate         Amount of
 to be Registered      Registered      Price Per Share    Offering Price   Registration Fee*
-------------------  --------------   -----------------  ----------------  -----------------
Common Stock,
$0.01 par value      1,970,000 Shs.        $5.875           $11,573,750          $3,415


-------------------------------------------------------------------------------
* Estimated solely for purposes of calculating the registration fee, which has been computed in accordance with Rule 457(h).

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The documents listed (i) through (iii) below are hereby incorporated by reference into this Registration Statement. All documents subsequently filed by the registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") prior to filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

     (i) The registrant's latest annual report filed pursuant to Section 13 or 15(d) of the 1934 Act or the latest prospectus filed pursuant to Rule 424(b) or under the Securities Act of 1933, as amended, (the "1933 Act"), which contains, either directly or by incorporation by reference, certified financial statements for the registrant's latest fiscal year for which such statements have been filed.

     (ii) All other reports filed pursuant to Section 13(a) and 15(d) of the 1934 Act since the end of the fiscal year covered by the annual reports or the prospectus referred to in (i) above.

     (iii) The description of the registrant's Common Stock, $.01 par value ("Common Stock") which is contained in the Company's latest registration statement filed under the 1934 Act, including any amendments or reports filed for the purpose of updating such description.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     The registrant's Certificate of Incorporation permits indemnification to the fullest extent permitted by Delaware law. The registrant's By-laws require the registrant to indemnify any person who was or is an authorized representative of the registrant and who was or is a party or is threatened to be made a party to any corporate proceeding, by reason of the fact that such person was or is an authorized representative of the registrant, against expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such third party proceeding if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the registrant and, with respect to any criminal third party proceeding (including any action or investigation which could or does lead to a criminal third party proceeding) had no reasonable cause to believe such conduct was unlawful. The registrant shall also indemnify any person who was or is an authorized representative of the registrant and who was or is a party or is threatened to be made a party to any corporate proceeding by reason of the fact that such person was or is an authorized representative of the registrant, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such corporate action if such person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the registrant, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the registrant unless and only to the extent that the Delaware Court of Chancery or the court in which such corporate proceeding was pending shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such authorized representative is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Such indemnification is mandatory under the registrant's By-laws as to expenses actually and reasonably incurred to the extent that an authorized representative of the registrant has been successful on the merits or otherwise in defense of any third party or corporate proceeding or in defense of any claim, issue or matter therein. The determination of whether an individual is entitled to indemnification may be made by a majority of disinterested directors or independent legal counsel in a written legal opinion of the stockholders. Delaware law also permits indemnification in connection with a proceeding brought by or in the right of the registrant to procure a judgment in its favor. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

               5       Opinion of Crouch & Hallett, LLP (filed herewith).

              23(a)    Consent of Price Waterhouse LLP (filed herewith).

              23(b)    Consent of Crouch & Hallett, LLP (included as part of
                       Exhibit 5).

              24 Power of Attorney (see signature page of this Registration Statement).

ITEM 9.  UNDERTAKINGS.

     (1)  The undersigned registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

               (i) Include any prospectus required by Section 10(a)(3) of the 1933 Act.;

               (ii) Reflect in the prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

               (iii) Include any material information on the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

               provided, however, that (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in this registration statement.

         (b) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof; and

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the certificate of incorporation or bylaws of the registrant or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the 1933 Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas and the State of Texas, on the 26th day of June, 1998.

                              DocuCorp International, Inc.


                              By /s/ Todd A. Rognes
                                 ---------------------------------------
                                 Todd A. Rognes
                                 Senior Vice President, Finance


                             POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Michael D. Andereck and Todd A. Rognes, and each of them, each with full power to act without the other, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person hereby ratifying and confirming that each of said attorneys-in-fact and agents or his substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the 1933 Act, this registration statement has been signed below by the following persons in the capacities and on June 26, 1998.


Signature                         Title
---------                         -----
 /s/ Michael D. Andereck
------------------------------
Michael D. Andereck               President and Chief Executive Officer, and
                                  Director (Principal Executive Officer)


 /s/ Todd A. Rognes
------------------------------
Todd A. Rognes                    Senior Vice President, Finance (Principal
                                  Financial and Accounting Officer)


 /s/ Milledge A. Hart, III
------------------------------
Milledge A. Hart, III             Chairman of the Board of Directors


 /s/ Anshoo S. Gupta
------------------------------
Anshoo S. Gupta                   Director


 /s/ John D. Loewenberg
------------------------------
John D. Loewenberg                Director


 /s/ Warren V. Musser
------------------------------
Warren V. Musser                  Director


 /s/ George F. Raymond
------------------------------
George F. Raymond                 Director


 /s/ Arthur R. Spector
------------------------------
Arthur R. Spector                 Director


                               INDEX TO EXHIBITS


           5        Opinion of Crouch & Hallett, LLP (filed herewith).

          23(a)     Consent of Price Waterhouse LLP (filed herewith).

          23(b)     Consent of Crouch & Hallett, LLP (included as part of
                    Exhibit 5).

          24 Power of Attorney (see signature page of this Registration Statement).


                                      E-1